Exhibit 10.12.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE, made the 18th day of April 2008, between The Wilton Companies, LLC, successor in interest to E. Carlton Wilton, having a place of business at 4901 Dickens Road, Suite 100, Richmond, Virginia 23230 (hereinafter referred to as "Landlord"), and Dixie Sporting Goods, Inc., having a mailing address at 2400 Westwood Avenue, Richmond, Virginia 23230 (hereinafter referred to as "Tenant").

WHEREAS, by agreement of Lease made as of the 6th day of July 1994 and First Amendment to Lease dated February 26, 2005, Landlord leased to Tenant certain premises known as 2400 Westwood Avenue, Richmond, Virginia 23230, consisting of a total of 36,765 square feet, as more particularly described in said Lease, and

WHEREAS, Landlord and Tenant desire to modify and amend said Lease,

NOW THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration each in hand paid to the other, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. Tenant shall hereby extend its Lease for a period of thirteen months (13) months, commencing March 1, 2008 and ending March 31, 2009.

2. The monthly rental for the extension period shall be as follows:

Period	Monthly Base Rent	Tax*	Total*
March 1, 2008 – March 31, 2009	$12,068.00	$827.00	$12,895.00

*Subject to change pursuant to terms of this Lease

3. All other terms and conditions of said Lease and subsequent modifications to same not modified by this Second Amendment to Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Lease as of the day and year first above written.

LANDLORD: The Wilton Companies, LLC
successor in interest to E. Carlton Wilton

By: ______________________
B. Hunt Gunter, Vice President

TENANT: Dixie Sporting Goods, Inc.

By: Ken Caravati
Ken Caravati, President